Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the combined historical consolidated statement of income of Packaging Corporation of America (“PCA”) and the historical consolidated statement of operations for Boise Inc. (“Boise”) to reflect the acquisition of Boise by PCA (the “Acquisition”) as if it had occurred as of January 1, 2013. These historical financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). The unaudited pro forma condensed combined financial information is presented in accordance with the rules specified by Article 11 of Regulation S-X promulgated by the SEC, and has been prepared using the assumptions described in the notes thereto.

The unaudited pro forma condensed combined financial information should be read in conjunction with the notes thereto and the historical consolidated financial statements of Boise, including the notes thereto, which were filed as exhibits to PCA’s Current Report on Form 8-K dated September 2, 2014, as well as in conjunction with PCA’s historical consolidated financial statements included in its Current Report on Form 8-K filed May 9, 2014 (“updated 2013 Financial Statements”). The PCA historical financial information below was derived from the updated 2013 Financial Statements, which reflect updates related to PCA’s change from the LIFO method of inventory valuation.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the results of operations of the combined company. The unaudited pro forma condensed combined financial information does not give effect to any potential cost savings or other operational efficiencies that could result from the Acquisition. In addition, the estimated allocation of the purchase price to the assets and liabilities acquired continues to be preliminary. The primary areas of the purchase price allocation that are not yet finalized relate to income taxes and residual goodwill.

The historical statements of operations of Boise presented herein represent the results of operations of Boise for the period of January 1 through October 24, 2013. The Acquisition was completed on October 25, 2014. Results of operations for Boise after October 24, 2014, are included in the historical results of operations of PCA for the year ended December 31, 2013.

Packaging Corporation of America

Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2013

(Dollars in thousands, except per share data)

	Packaging Corporation of America (Historical)	Boise 9 months Ended September 30, 2013 (a)	Boise 24 Days Ended October 24, 2013 (b)	Pro Forma Adjustments			Pro Forma Combined
Net sales	$3,665,308	$1,879,910	$177,974	$(27,004)	(c	)	$5,696,188
Cost of sales	(2,797,853)	(1,673,716)	(153,905)	60,839	(c	)(d)	(4,564,635)

Gross profit	867,455	206,194	24,069	33,835			1,131,553
Selling, general, and administrative expenses	(326,602)	(123,530)	(22,272)	1,701	(e	)	(470,703)
Other expense, net	(58,978)	(16,976)	(14,300)	33,647	(f	)	(56,607)

Income (loss) from operations	481,875	65,688	(12,503)	69,183			604,243
Interest expense, net	(58,275)	(46,193)	(4,047)	18,388	(g	)	(90,127)

Income (loss) before taxes	423,600	19,495	(16,550)	87,571			514,116
(Provision) benefit for income taxes	17,729	(5,095)	2,872	(32,226)	(h	)	(16,720)

Net income (loss)	$441,329	$14,400	$(13,678)	$55,345			$497,396

Weighted average common shares outstanding
Basic	96,579						96,579
Diluted	97,547						97,547
Net income per common share
Basic	$4.57						$5.15

Diluted	$4.52						$5.10

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

On October 25, 2013, PCA acquired 100% of the outstanding stock and voting equity interests of Boise, a large manufacturer of packaging and white paper products for $2.1 billion including the assumption of $829.8 million of Boise debt. PCA’s historical consolidated statement of income for the year ended December 31, 2013, included Boise results from the date of acquisition, including net sales revenue of $448.0 million and income from operations of $3.5 million. Boise’s financial results are included in our Packaging, Paper, and Corporate and Other segments from the date of acquisition.

In this unaudited pro forma condensed combined financial information, certain amounts in Boise’s consolidated financial information for the nine months ended September 30, 2013, have been reclassified to conform to PCA’s financial statement presentation. See table below for detailed information on reclassifications (dollars in thousands):

	Boise Inc. 9 Months Ended September 30, 2013 (As Reported)	Classification Adjustments to Conform to PCA Presentation		Boise Inc. 9 Months Ended September 30, 2013 (Conformed)
Net sales	$1,879,910			$1,879,910
Cost of sales	—	(1,673,716)	(i)(ii)(iii)	(1,673,716)

Gross profit				206,194

Materials, labor, and other operating expenses (excluding depreciation)	(1,500,253)	1,500,253	(i)	—
Fiber costs from related parties	(16,474)	16,474	(i)	—
Depreciation, amortization, and depletion	(130,860)	130,860	(ii)	—
Selling and distribution expenses	(92,688)	92,688	(iii)	—
Selling, general, and administrative expenses	—	(123,530)	(ii)(iii)	(123,530)
General and administrative expenses	(56,971)	56,971	(iii)	—
Restructuring charges	(12,418)	12,418	(iv)	—
Other expense, net	(3,577)	(13,399)		(16,976)

Income from operations	66,669			65,688
Foreign exchange loss	(981)	981	(iv)	—
Interest expense, net	(46,193)			(46,193)

Income before taxes	19,495			19,495
Provision for income taxes	(5,095)			(5,095)

Net income	$14,400			$14,400

(i)	“Materials, labor, and other operating expenses (excluding depreciation)” of $1,500.3 million and “Fiber costs from related parties” of $16.5 million were reclassified to “Cost of sales” to conform to PCA’s financial statement presentation.
(ii)	“Depreciation, amortization, and depletion” of $121.2 million was reclassified to cost of sales, while $9.6 million was reclassified to “Selling, general, and administrative expenses” to conform to PCA’s financial statement presentation.
(iii)	Distribution expenses of $35.8 million and selling expenses of $56.9 million originally recorded in “Selling and distribution expenses” were reclassified to “Cost of sales” and “Selling, general, and administrative expenses”, respectively, to conform to PCA’s financial statement presentation. “General and administrative expenses” of $57.0 million were reclassified to “Selling, general, and administrative expenses” to conform to PCA’s financial statement presentation.
(iv)	“Restructuring charges” of $12.4 million and “Foreign exchange loss” of $1.0 million were reclassified to “Other expense, net” to conform to PCA’s financial statement presentation.

2. Pro Forma Financial Information

(a)	Represents the consolidated statement of operations for Boise for the nine months ended September 30, 2013. The historical consolidated financial statements of Boise, including the notes thereto, were filed as an exhibit to PCA’s Current Report on Form 8-K of which this Unaudited Pro Forma Condensed Combined Financial Information is an exhibit. As noted above, certain amounts have been reclassified to conform to PCA’s financial statement presentation.

(b)	Represents the consolidated statement of operations for Boise for the 24-day period ended October 24, 2013. This information was obtained from Boise’s internal records.

The following adjustments have been reflected in the unaudited pro forma condensed combined statement of income:

(c)	Includes the elimination of sales and cost of sales between PCA and Boise.

(d)	Adjusted to exclude $21.5 million of acquisition inventory step-up expense. Includes a $12.4 million reduction in depreciation and depletion resulting from the adjustment of Boise’s property, plant, and equipment to estimated fair value and using a weighted-average estimated useful life of ten years for the acquired assets.

(e)	Includes a $9.0 million adjustment to eliminate acquisition-related costs, related to the accelerated vesting of share-based awards due to change-in-control provisions. This adjustment was partially offset by $7.3 million of additional amortization expense from the adjustment of Boise’s intangible assets to estimated fair value on the acquisition date.

(f)	Adjusted to exclude $33.6 million of acquisition-related costs, which primarily consist of advisory, legal, accounting, valuation and other professional or consulting fees.

(g)	Adjusted to exclude $11.6 million of acquisition-related debt-financing costs. Includes estimated reduction in interest expense of $6.8 million as calculated below:

Interest expense relating to new acquisition-related debt (i)	$46,005
Less interest expense on existing Boise debt	(50,281)
Less interest expense on existing PCA term loan	(2,500)

Pro forma decrease in interest expense, net	$(6,776)

(i)	Assumes a combined weighted-average interest rate for the new acquisition-related debt (credit facilities and notes) of 2.7%. A 1/8% change in the interest rate would result in an increase or decrease in interest expense of $2.5 million for the twelve months ended December 31, 2013.

(h)	Represents the tax effect of the above pro forma adjustments based upon a combined statutory federal and state tax rate of 37%.